Exhibit 10.1

SEACOR Holdings Inc.
3.00% Convertible Senior Notes due 2028

1

Purchase Agreement
November 6, 2013
Goldman, Sachs & Co.,
As representative of the several Purchasers
named in Schedule I hereto,

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:
SEACOR Holdings Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representative (the “Representative”), an aggregate of $200,000,000 principal amount of its 3.00% Convertible Senior Notes due 2028 (the “Firm Securities”), convertible at the Company’s election into cash, shares of common stock of the Company, par value $0.01 per share (“Stock”), or a combination of cash and shares of Stock (any shares of Stock issuable upon conversion of the Securities (as defined), including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a make-whole fundamental change, the “Underlying Shares”), and, at the election of the Representative, up to an aggregate of $30,000,000 additional aggregate principal amount of 3.00% Convertible Senior Notes due 2028 (the “Optional Securities”). The Firm Securities and the Optional Securities that the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”.
1.    The Company represents and warrants to, and agrees with, each of the Purchasers that:

a)
A preliminary offering circular, dated November 5, 2013 (the “Preliminary Offering Circular”) has been prepared and an offering circular, to be dated November 6, 2013 (the “Offering Circular”), will be prepared in connection with the offering of the Securities and Underlying Shares, if any, issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular or otherwise expressly incorporated by reference therein and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the Purchasers’ initial distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Pricing Circular and the Exchange Act Reports as of their respective dates did not, and the Offering Circular and any amendments or supplements thereto as of its respective date and each Time of Delivery did not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. by or on behalf of any Purchaser expressly for use therein;

b)
For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

c)
The financial statements and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except in each case insofar as the financial statements as of and for the years ended December 31, 2012, 2011 and 2010 have not been recast to reflect the spin-off of Era Group Inc. and its subsidiaries; and the schedules included or incorporated by reference in the Pricing Disclosure Package present fairly the information required to be stated therein.

d)
The financial data presented in the section titled “Summary Historical Financial Information” in the Preliminary Offering Circular, the Pricing Circular and the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, giving effect to the spin-off of Era Group Inc. and its subsidiaries, and such financial data have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

e)
Neither the Company nor any of its subsidiaries listed in Schedule II(e) of this Agreement (each, a “Significant Subsidiary”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Disclosure Package; and, since the date as of which information is given in the Pricing Disclosure Package, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, prospects, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Pricing Disclosure Package and, except as disclosed in or contemplated by the Pricing Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

f)
Except as disclosed in the Pricing Disclosure Package and except as would not be reasonably likely to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and its Significant Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Pricing Disclosure Package, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

g)
The Company has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect; each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Significant Subsidiary’s jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package; and each Significant Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect.

h)
The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the heading “Capitalization”, the Underlying Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued fully paid and non‑assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Pricing Disclosure Package are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

i)
The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

j)
The Securities and performance of the Company’s obligations thereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and when duly authenticated by the trustee under the indenture referred to below will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of November 13, 2013 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under which they are to be issued, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture and performance thereof has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and will be in substantially the form previously delivered to you;

k)
None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

l)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

m)
Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

n)
The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby;

o)
No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents that (i) have already been obtained and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Purchasers and except for any filing the Company is required to make under the Exchange Act;

p)
The statements set forth in the Pricing Disclosure Package (i) under the caption “Description of the Notes” and “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock are fair and accurate in all material respects and (ii), under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair and accurate in all material respects;

q)
Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

r)
When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

s)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

t)
The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

u)
Neither the Company nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

v)
Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder;

w)
The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Disclosure Package, there are no material weaknesses in the Company’s internal controls;

x)
Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

y)	The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

z)
Ernst & Young LLP who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

aa)
Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

ab)
The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ac)
None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ad)
The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except to the extent the failure to own, possess or have the ability to acquire would not have a Material Address Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that could reasonably be expected to have individually or in the aggregate have a Material Adverse Effect;

ae)
Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

af)
The Company is a citizen of the United States within the meaning of 46 U.S.C. §50501 (formerly Section 2 of the Shipping Act of 1916, as amended) and is qualified to engage in the coastwise trade of the United States; the issuance and sale of the Securities (including the Underlying Shares) by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of 46 U.S.C. §50501 or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.

ag)
The Company and its subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect; and

ah)
There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

2.
Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their election up to $30,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2. Any such election to purchase Optional Securities may be exercised in whole or in part from time to time by written notice from Goldman,

Sachs & Co. to the Company, given within a period of 12 calendar days commencing on, and including, the First Time of Delivery (as defined in Section 4 hereof), setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by Goldman, Sachs & Co. but in no event shall such date be (i) earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice or (ii) later than the last day of the 13 calendar day period commencing on, and including, the First Time of Delivery (as defined in Section 4 hereof).

3.
Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Pricing Disclosure Package and each Purchaser hereby represents and warrants to, and agrees with the Company that:

a)
It will offer and sell the Securities only to persons whom it reasonably believes to be “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

b)	It is an “accredited investor” within the meaning of Rule 501 under the Act; and

c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.
(a)    The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November 13, 2013 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers’ election to purchase such Optional Securities, or such other time and dates as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called a “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)
The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York

Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

a)
To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

b)
Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Underlying Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process or subject itself to taxation in any jurisdiction;

To furnish the Purchasers with written and electronic copies of the Preliminary Offering Circular, the Pricing Circular and the Offering Circular in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular to comply with applicable law, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance, it being understood that the filing of any reports in accordance with the Exchange Act shall not require an amendment or supplement to the Offering Circular pursuant to this Section 5(c);

a)
During the period beginning from the date hereof and continuing until the date 60 days after the Time of Delivery, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise, without your prior written consent. The foregoing restrictions will not apply to (a) the Securities and Underlying Shares, (b) the issuance by the Company of incentive compensation, including stock options, restricted stock or restricted stock units, under stock award or similar plans as in effect on the date of this Agreement (and the issuance of Stock upon the exercise or vesting of such awards), (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to terms of a stock option or similar plan in effect on the date of this Agreement, or (d) the issuance of Stock or securities convertible into Stock as consideration for an acquisition or business combination (including the filing of a registration statement on Form S-4 or any other appropriate form with respect thereto) or (e) the issuance of Stock in connection with the exercise of conversion rights under the Company’s 2.50% Convertible Senior Notes due 2027;

b)
Not to be or become, at any time prior to the expiration of one years after each Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

c)
At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

d)	Intentionally Omitted;

e)
Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

f)
During the period of one year after the First Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

g)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

h)
To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Shares upon conversion of the Securities; and

i)	To use its best efforts to cause the listing of the Underlying Shares upon issuance on the New York Stock Exchange (the “NYSE”).

6.
(a)     (i)     The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)
Each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities conveyed to purchasers of securities containing substantially the same information as set forth in Schedule III, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)
Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(b) hereto;

7.
The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Underlying Shares issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Underlying Shares issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Underlying Shares issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.
The obligations of the Purchasers hereunder shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

a)
Morgan, Lewis & Bockius LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

b)
Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

c)
(i) Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery and addressed to the Purchasers, in form and substance reasonably satisfactory to you, to the effect set forth in Annex A-1 hereto; and (ii) Blank Rome LLP shall have furnished to you its written opinion, dated the Time of Delivery and addressed to the Purchasers, in form and substance reasonably satisfactory to you, to the effect set forth in Annex A-2 hereto.

d)
On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex B hereto;

e)
(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change in the capital stock or long‑term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as in whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

f)
On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

g)
The Underlying Shares issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, by the NYSE and reasonably satisfactory evidence of such approval shall have been provided to Purchasers;

h)
The Company shall have obtained and delivered to the Purchasers executed copies of an agreement from directors and executive officers, substantially to the effect set forth in Section 5(d) hereof in form and substance reasonably satisfactory to you; and

i)
The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

9.
(a)    The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)
Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided however, that any indemnified party shall have the right to retain its own counsel and the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be in the reasonable judgment of counsel inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required by subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the

Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)
The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.
(a)    If any Purchaser shall default in its obligation to purchase any Firm Securities or Optional Securities, as the case may be, which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty‑six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)
If, after giving effect to any arrangements for the purchase of any Firm Securities or Optional Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one‑eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non‑defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)
If, after giving effect to any arrangements for the purchase of any Firm Securities or Optional Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one‑eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligation of the Purchasers to purchase and of the Company to sell the Optional Securities at such Subsequent Time of Delivery) shall thereupon terminate, without liability on the part of any non‑defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.
The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.
If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Section 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.
In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.
This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.
The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.
THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Purchasers agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Purchasers agree to submit to the jurisdiction of, and to venue in, such courts.

19.
The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.
Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representative, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and Goldman, Sachs & Co. plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
SEACOR Holdings Inc.
By:    /s/ Richard J. Ryan
Name: Richard J. Ryan
Title: Senior Vice President and Chief
Financial Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Daniel M. Young_____________
Name: Daniel M. Young
Title: Managing Director

On behalf of each of the Purchasers

SCHEDULE I
Principal
Amount of
Securities
to be
Purchaser	Purchased
Goldman, Sachs & Co.	$80,000,000
Deutsche Bank Securities Inc.	$40,000,000
J.P. Morgan Securities LLC	$20,000,000
ABN AMRO Securities (USA) LLC	$8,000,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	$8,000,000
DNB Markets, Inc.	$8,000,000
Standard Chartered Bank	$8,000,000
Wells Fargo Securities, LLC	$8,000,000
BBVA Securities Inc.	$4,000,000
Comerica Securities, Inc.	$4,000,000
SMBC Nikko Securities America, Inc.	$4,000,000
SunTrust Robinson Humphrey, Inc.	$4,000,000
U.S. Bancorp Investments, Inc.	$4,000,000
Total	$200,000,000

SCHEDULE II
(a)Additional Documents Incorporated by Reference: None
(b)Approved Supplemental Disclosure Documents: None

SCHEDULE II(e)
Significant Subsidiaries
Boston Putford Offshore Safety Limited
Graham Offshore LLC
Lightship Tankers I LLC
Lightship Tankers II LLC
Lightship Tankers III LLC
Lightship Tankers IV LLC
Lightship Tankers V LLC
McCall’s Boat Rentals L.L.C.
SCF Barge Line LLC
SCF Marine Inc.
SCF Waxler Barge Line LLC
SCF Waxler Marine LLC
Seabulk Energy Transport, Inc.
Seabulk Offshore LLC
Seabulk Petroleum Transport, Inc.
Seabulk Tankers, Inc.
Seabulk Towing, Inc.
SEACOR LB Offshore LLC
SEACOR Marine LLC
SEACOR Offshore do Brasil Ltda.
SEACOR Offshore Dubai (L.L.C.)
SEACOR Offshore LLC
Seaspraie Holdings LLC
Windcat Workboats B.V.
Windcat Workboats Limited

SCHEDULE III
Final Term Sheet
See attached

Term Sheet
Dated November 6, 2013

FINAL PRICING TERMS

The information in this term sheet supplements SEACOR Holdings Inc.’s preliminary offering circular, dated November 5, 2013 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. Terms used in this term sheet but not defined have the respective meanings given to them in the Preliminary Offering Circular.

The issuer	SEACOR Holdings Inc., a Delaware corporation
Ticker / exchange	CKH / The New York Stock Exchange (“NYSE”)
Securities offered	3.00% Convertible Senior Notes due 2028
Aggregate principal amount of notes offered	$200,000,000
Initial purchasers’ option to purchase additional notes	Up to $30,000,000 aggregate principal amount of additional notes
Maturity date	November 15, 2028, unless earlier purchased, redeemed or converted
Interest rate	3.00% per annum
Interest payment dates	Each May 15 and November 15, beginning May 15, 2014
Offering price	100%
NYSE last reported sale price on November 6, 2013	$91.64 per share of SEACOR common stock
Conversion premium	37.5% (approximately) above the NYSE last reported sale price on November 6, 2013
Initial conversion rate	7.9362 shares of SEACOR common stock per $1,000 principal amount of notes, subject to adjustment
Initial conversion price	$126.00 (approximately) per share of SEACOR common stock, subject to adjustment
Free convertibility period
At the option of the holder, holders may convert their notes, in multiples of $1,000 principal amount, at any time on or after August 15, 2028 through the second scheduled trading day immediately preceding the maturity date.

Optional redemption by SEACOR
SEACOR may not redeem the notes prior to November 19, 2018. On or after November 19, 2018, SEACOR may redeem for cash all or part of the notes, except for the notes that it is required to repurchase in connection with a fundamental change or on a specified purchase date. The redemption price for the notes will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Comparable yield	SEACOR has determined that the comparable yield for the notes is 8.25% per annum, compounded semiannually.
Trade date	November 7, 2013
Expected settlement date	November 13, 2013
CUSIP / ISIN	81170Y AA7 / US81170YAA73
Listing	None
Book-running managers	Goldman, Sachs & Co. Deutsche Bank Securities Inc.
Senior lead manager	J.P. Morgan Securities LLC
Lead managers	ABN AMRO Securities (USA) LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated DNB Markets, Inc. Standard Chartered Bank Wells Fargo Securities, LLC
Co-managers	BBVA Securities Inc. Comerica Securities, Inc. SMBC Nikko Securities America, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.
Method of distribution	Rule 144A
Use of proceeds	SEACOR expects to use the net proceeds (including any net proceeds received from the initial purchasers’ exercise of their option to purchase additional notes) for general corporate purposes.
Adjustment to conversion rate upon conversions in connection with a make-whole fundamental change
The following table sets forth the number of additional shares by which SEACOR will increase the conversion rate for a holder that converts its notes in connection with a make whole fundamental change, having the stock price and effective date set forth below:

Effective Date	Stock Price
	$91.64	$92.50	$95.00	$100.00	$105.00	$115.00	$126.00	$150.00	$175.00	$200.00	$225.00	$250.00	$300.00	$375.00
November 13, 2013	2.9760	2.9760	2.8587	2.5503	2.2825	1.8453	1.4790	0.9566	0.6483	0.4678	0.3545	0.2752	0.1695	0.0842
November 15, 2014	2.9760	2.8746	2.6472	2.3409	2.0763	1.6479	1.2950	0.8055	0.5311	0.3799	0.2883	0.2236	0.1378	0.0687
November 15, 2015	2.9760	2.8746	2.5901	2.1220	1.8586	1.4376	1.0974	0.6435	0.4076	0.2875	0.2190	0.1697	0.1048	0.0523
November 15, 2016	2.9760	2.8746	2.5901	2.0638	1.6369	1.2147	0.8837	0.4683	0.2766	0.1937	0.1478	0.1145	0.0711	0.0353
November 15, 2017	2.9760	2.8746	2.5901	2.0638	1.5876	0.9602	0.6286	0.2618	0.1350	0.0969	0.0731	0.0564	0.0350	0.0164
November 19, 2018	2.9760	2.8746	2.5901	2.0638	1.5876	0.7595	0.0729	—	—	—	—	—	—	—

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
if the stock price is between two stock prices in the table or the date is between two dates in the table, the number of additional shares will be determined by a straight line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $375.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•
if the stock price is less than $91.64 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make whole fundamental change to exceed 10.9122 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes-Conversion Rights-Conversion Rate Adjustments” in the Preliminary Offering Circular.

General
This communication is intended for the sole use of the person to whom it is provided by the sender.
This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933. These securities have not been registered under the Securities Act of 1933, and may be sold only to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption.
This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Circular for a complete description.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Before you invest, you should read the Preliminary Offering Circular and the documents incorporated therein that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may obtain the incorporated documents the issuer has filed with the SEC for free by visiting EDGAR on the SEC website at www.sec.gov. A copy of the Company’s Preliminary Offering Circular in connection with the sale of the notes may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282 (Tel: 212-902-1171, Fax: 212-902-9316, Email: prospectus-ny@ny.email.gs.com); or Deutsche Bank Securities Inc., Attn: Prospectus Group, by email at prospectus.CPDG@db.com or by phone at (800) 503-4611.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex A-1
Form of Opinion and Negative Assurance Letter of Counsel for the Company

November 13, 2013

Goldman, Sachs & Co.
As Representative of the several Initial Purchasers named in Schedule I to the Purchase Agreement
200 West Street
New York, New York 10282
Re:    SEACOR Holdings Inc.
US$200,000,000 3.00% Convertible Senior Notes Due 2028
Ladies and Gentlemen:
We have acted as special counsel to SEACOR Holdings Inc., a Delaware corporation (the “Company”), in connection with the purchase by you of US$200,000,000 aggregate principal amount of 3.00% Convertible Senior Notes due 2028 (the “Notes”), convertible under certain circumstances into shares of common stock of the Company, par value $0.01 per share (“Stock”) (any shares of Stock issuable upon conversion, the “Underlying Shares” and, together with the Notes, the “Securities”). The Notes are to be issued by the Company pursuant to the terms of the purchase agreement dated November 6, 2013 (the “Purchase Agreement”) between you as representative of the initial purchasers (the “Initial Purchasers”) and the Company.
The Notes are to be issued under an indenture, dated as of November 13, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee, Paying Agent and Registrar (the “Trustee”).
This opinion is being delivered to you pursuant to Section 8(c)(i) of the Purchase Agreement. Capitalized terms used, and not otherwise defined, in this opinion letter have the respective meanings set forth in the Purchase Agreement or, if not defined in the Purchase Agreement, in the Indenture.
In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and the Trustee and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the

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authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons, statements contained in the Pricing Disclosure Package and the Offering Circular and the representations made by the Initial Purchasers, the Trustee and the Company in or pursuant to the Purchase Agreement and the Indenture.
In our examination of the documents referred to above we have assumed, with your permission and without independent investigation, that:

(a)
except in each case to the extent specifically set forth below with respect to the Company, each party to the Purchase Agreement, Indenture and Notes is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate or other) to execute, deliver and perform its obligations under the Purchase Agreement, Indenture and Securities, the Purchase Agreement, Indenture and Securities have been duly authorized by all necessary action on the part of the parties thereto, and the Purchase Agreement, Indenture and Securities have been duly executed and delivered by such parties and are valid, binding and enforceable obligations of such parties;

(b)
except with respect to matters covered by our opinions in paragraph 8 and paragraph 11 below, all authorizations, approvals or consents of and all filings or registrations with, any governmental authority or agency required for the execution, delivery and performance of the Purchase Agreement, Indenture and Securities have been obtained or made and are in effect; and

(c)
you, the Company and the subsequent purchasers of the Notes have complied, and will comply, with the respective covenants and agreements made by you, the Company and the subsequent purchasers of the Securities in the Purchase Agreement, the Indenture and the Notes, as the case may be.

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:
1.    The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Circular.
2.     Each of the Company’s subsidiaries listed on Schedule I hereto (the “Delaware Significant Subsidiaries”) is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as described in the Pricing Disclosure Package and the Offering Circular.
3.     The Company has an authorized equity capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and the Underlying Shares initially issuable upon

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conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular.
4.    The Company has the corporate power to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Notes.
5.    The Purchase Agreement has been duly authorized, executed and delivered by the Company.
6.    The Indenture has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; and (c) in the case of rights to indemnity and contribution, as may be limited by law or public policy.
7.    The Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee under the Indenture and issued and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Each registered holder of the Securities will be entitled to the benefits of the Indenture.
8.    Neither the offer, sale and delivery of the Notes by the Company to the Initial Purchasers nor the initial resale thereof by the Initial Purchasers in the manner contemplated in the Pricing Disclosure Package and the Offering Circular and by the Purchase Agreement require registration under the Securities Act of 1933, as amended (it being understood that we express no opinion in this paragraph as to any subsequent resale of any Securities), and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.
9.    The statements made in the Pricing Disclosure Package and the Offering Circular under the headings “Description of the Notes” and “Description of Common Stock”, insofar as such statements purport to summarize certain provisions of the Indenture, the Notes and the certificate of incorporation and the bylaws referred to therein as of the date hereof, fairly summarize such provisions.

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10.    Subject to the assumptions, limitations and qualifications stated therein, the statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements state matters of law or legal conclusions, are correct in all material respects.
11.    No Governmental Approval is required for the Company to execute and deliver the Purchase Agreement and the Indenture and for the Company to issue the Securities in accordance with the Indenture and for the sale of the Notes by the Company to you under the Purchase Agreement, except (i) such as have been made or obtained prior to the date hereof, (ii) as may be required under state securities or “blue sky” laws, (iii) as may be required under any maritime, admiralty, aviation and related laws, rules and regulations of any jurisdiction and (iv) as may be required under the Exchange Act in connection with the offering of the Notes, in each case as to which we express no opinion.
12.    None of the execution and delivery by the Company of the Purchase Agreement, the Indenture and the Notes, the issuance of the Notes in accordance with the Indenture nor the sale of the Notes by the Company to you under the Purchase Agreement (i) results in a breach or violation of the certificate of incorporation or by-laws of the Company or (ii) constitutes a breach or violation of, or a default under, or results in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (a) any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (b) any Applicable Law.
13.    The Company is not required to, and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.
For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority (other than maritime, admiralty, aviation and related laws, rules and regulations, of any jurisdiction, as to which we express no opinion) which, in our experience, are normally applicable to the type of transactions contemplated by the Purchase Agreement and the Delaware General Corporation Law; (ii) the term “Governmental Authority“ means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body (other than public or governmental authorities having jurisdiction over maritime, admiralty, aviation or related matters or who enforce or interpret maritime or admiralty laws or promulgate any regulations as to such matters, as to which we express no opinion); and (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law.
We express no opinion: (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture and the Securities; (b) as to the subject-matter jurisdiction of the federal courts of the United States located in the Borough of Manhattan in The City of New York to adjudicate any controversy related to the Indenture; and (c) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

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In rendering the opinion expressed in paragraph 10 above in relation to the statements in the Offering Circular under the caption “Certain U.S. Federal Income Tax Considerations,” we have relied on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. Our opinion is not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service or a court will not adopt a contrary position. We express no opinion as to tax matters other than as to the federal income tax laws of the United States.
To ensure compliance with Internal Revenue Service Circular 230, U.S. holders are hereby notified that: (a) any discussion of U.S. federal tax issues herein is not intended or written to be relied upon, and cannot be relied upon for the purpose of avoiding penalties that may be imposed on U.S. holders under the Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed therein; and (c) you should seek advice based on their particular circumstances from an independent tax advisor.
The foregoing opinions are limited to matters involving the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States. This letter is furnished to you in your capacity as the Representative of the Initial Purchasers, and is solely for the benefit of the Initial Purchasers in connection with the closing under the Purchase Agreement of the sale of the Securities occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.
Very truly yours,

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SCHEDULE I
Delaware Significant Subsidiaries
Graham Offshore LLC
Lightship Tankers I LLC
Lightship Tankers II LLC
Lightship Tankers III LLC
Lightship Tankers IV LLC
Lightship Tankers V LLC
SCF Barge Line LLC
SCF Marine Inc.
SCF Waxler Barge Line LLC
SCF Waxler Marine LLC
Seabulk Offshore LLC
Seabulk Tankers, Inc.
Seabulk Towing, Inc.
SEACOR LB Offshore LLC
SEACOR Marine LLC
SEACOR Offshore LLC
Seaspraie Holdings LLC

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November 13, 2013

Goldman, Sachs & Co.
As Representative of the several Initial Purchasers named in Schedule I to the Purchase Agreement
200 West Street
New York, New York 10282

Re:	SEACOR Holdings Inc.
Offering of 3.00% Convertible Senior Notes due 2028

Ladies and Gentlemen:

We have acted as special counsel to SEACOR Holdings Inc. (the “Company”) in connection with the purchase by you of US$200,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2028 (the “Notes”), convertible at the Company’s election into cash, shares of common stock of the Company, par value $0.01 per share (“Stock”), or a combination of cash and shares of Stock (any shares of Stock issuable upon conversion of the Notes, the “Underlying Shares” and, together with the Notes, the “Securities”). The Notes are to be issued by the Company pursuant to the terms of the purchase agreement dated November 6, 2013 (the “Purchase Agreement”) between you as representative of the several initial purchasers (the “Initial Purchasers”) and the Company. We are furnishing this letter to you pursuant to Section 8(c)(i) of the Purchase Agreement. Capitalized terms used, but not defined, in this letter have the respective meanings set forth in the Purchase Agreement.
Reference is made to the Pricing Circular dated November 6, 2013 relating to the Securities (including the documents incorporated by reference therein, collectively the “Pricing Circular”), the additional documents and information listed on Exhibit A hereto (the “Pricing Information”) and the final Offering Circular dated November 6, 2013 relating to the Securities (including the documents incorporated by reference therein, collectively the “Offering Circular”). The Pricing Circular together with the Pricing Information are referred to herein as the “Pricing Disclosure Package.”
As special counsel to the Company we reviewed the Pricing Disclosure Package and the Offering Circular prepared by the Company, we reviewed certain corporate records and documents furnished to us by the Company and we participated in discussions with representatives of the Company, counsel to the Initial Purchasers, independent public accountants for the Company and representatives of the Initial Purchasers, regarding the contents of the Pricing Disclosure Package and the Offering Circular and related matters. We note that we did not participate in the preparation of the documents incorporated by reference in the Pricing Disclosure Package and the Offering Circular, although we have reviewed such documents and considered the factual matters set forth therein as a part of the Pricing Disclosure Package and the Offering Circular as of the dates set forth in this letter.

A-1-7

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Offering Circular and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Circular involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Circular and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraphs 9 and 10 of our separate opinion letter to you dated the date hereof.
On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that: (i) the Pricing Disclosure Package (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting as to which we express no belief and make no statement), as of the date of the Purchase Agreement (the “Applicable Time”) contained, or (ii) the Offering Circular (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The foregoing is limited to matters involving the law of the State of New York and the federal law of the United States as in effect on the date of this offering. We express no views as to the maritime, admiralty and aviation laws of any jurisdiction.
This letter is furnished to you by us as special counsel to the Company, is solely for your benefit in connection with the closing under the Purchase Agreement of the sale of the Securities occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.
Very truly yours,

A-1-8

Annex A-2
Form of Opinion
of Blank Rome LLP

Phone:	(202) 772-5800
Fax:	(202) 772-5858

November 13, 2013

Goldman, Sachs & Co.,
As representative of the several Purchasers named
in Schedule I to the Purchase Agreement (defined below)
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Re:    SEACOR Holdings Inc.
$200,000,000 3.00% Convertible Senior Notes due 2028

Ladies and Gentlemen:
We have acted as maritime counsel to SEACOR Holdings Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company on the date hereof of $200,000,000 aggregate principal amount of its 3.00% Convertible Senior Notes due 2028, pursuant to a Purchase Agreement, dated November 6, 2013 (the “Purchase Agreement”), between the Company and you, on behalf of the Purchasers named in Schedule I thereto. This opinion letter is being furnished to you pursuant to Section 8(c)(ii) of the Purchase Agreement. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.
In rendering this opinion letter we have examined originals or copies of the executed Purchase Agreement, together with the annexes and schedules attached thereto, and the Offering Circular. We have also examined the statements made under the caption “Government Regulation in the Company’s Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission for the fiscal year ended December 31, 2012 (the “Annual Report”).
In all such examinations, we have assumed that: (i) all signatures on all documents submitted to us for examination are genuine; (ii) all documents submitted to us as originals are

A-2-1

authentic; (iii) the completeness and conformity to authentic original documents of all documents submitted to us in electronic form or as photocopies, and that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (iv) all public records reviewed are accurate and complete; and (v) all factual statements contained in the Annual Report and in representations made in writing by officers or representatives of the Company, including in representations and warranties of the Company contained in the Purchase Agreement, are true, correct, and complete as set forth therein.
We have also assumed that: (i) each of the parties to the Purchase Agreement has the requisite legal capacity, power and authority under its organizational documents and applicable law to execute, deliver, enforce and perform the Purchase Agreement; (ii) each of the parties to the Purchase Agreement has duly authorized, executed and delivered the Purchase Agreement; and (iii) the Purchase Agreement constitutes the legal, valid, and binding obligations of the parties thereto, enforceable against such parties in accordance with its terms. In addition, we have assumed that the parties to the Purchase Agreement will comply with all legal requirements in the enforcement of the Purchase Agreement.
Based upon and subject to the foregoing, and subject to the qualifications, limitations, exceptions, exclusions, and assumptions set forth herein, we are of the opinion that:

1.
The issuance and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement and the consummation of the transactions contemplated thereby will not conflict with, violate or constitute a default under, Titles 33 or 46 of the U.S. Code, or any regulation promulgated thereunder, or the federal general maritime law of the United States, or, to our knowledge, any order, judgment or decree binding on the Company or any of its subsidiaries or any of their respective properties of any U.S. federal court while sitting in admiralty, the U.S. Coast Guard, the U.S. Department of Transportation, the Federal Maritime Commission, or the U.S. Maritime Administration.

2.
No consent, approval, waiver, license or other authorization by or filing with any of the U.S. Coast Guard, the U.S. Department of Transportation, the Federal Maritime Commission, or the U.S. Maritime Administration is required for the issuance and sale of the Securities and the Underlying Shares by the Company or the consummation by the Company of the transactions contemplated in the Purchase Agreement.

3.
The statements of the Company made under the caption “Government Regulation” in the Annual Report, which are incorporated by reference in the Pricing Disclosure Package and the Offering Circular, fairly identify the U.S. federal governmental maritime laws and regulations and the international environmental and vessel security conventions and treaties to which the Company is subject.

A-2-2

The opinions expressed herein are subject in all respects to the following qualifications, limitations, exceptions, exclusions, and assumptions:
(a)     We express no opinion as to compliance with applicable federal securities laws or state “Blue Sky,” securities or antifraud statutes, laws, rules or regulations concerning issuance or sale of securities, including, without limitation (i) the accuracy and completeness of the information provided by the Company in connection with the offer and sale of the Securities, and (ii) the accuracy or fairness of the past, present or future fair market value of any securities.
(b)    We express no opinion as to whether the conversion of the Securities into the Underlying Shares by the Company will result in a sufficient number of Underlying Shares being issued to persons who are not “citizens of the United States” within the meaning of 46 U.S.C. § 50501 such that the Company would no longer qualify as a “citizen of the United States” within the meaning of 46 U.S.C. § 50501 for the ownership and operation of vessels in the U.S. coastwise trade.
(c)    As to questions of fact material to our opinion, we have not conducted an independent investigation thereof and have relied exclusively upon the representations set forth in the Purchase Agreement and in the Annual Report. We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes.
(d)    Although we have advised the Company in connection with a variety of matters it has referred to us, our services are limited to matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or of its day-to-day operations. The words “our knowledge” as used herein signify that, in the course of our representation of the Company, no information has come to our attention that has given us actual knowledge or actual notice that any of the foregoing opinions or other matters are not accurate or that any of the reports, records, documents, certificates, instruments and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have not undertaken any independent investigation or verification of such matters. The words “our knowledge” and similar language used herein are intended to be strictly limited to the knowledge of the lawyers within our firm who have worked on matters for the Company.
(e)    The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to supplement them to reflect facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This opinion letter is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

A-2-3

The opinions expressed herein are based upon and limited to the relevant federal laws of the United States of America, and we do not purport to be experts on, or to express any opinion concerning, the laws of any other jurisdiction.
The opinions expressed herein are rendered solely for the benefit of, and may be relied upon only by, the named addressees of this opinion letter. This opinion letter may not be used or relied upon in connection with any transaction other than the transaction described in the first paragraph of this letter.
Very truly yours,

BLANK ROME LLP

A-2-4

ANNEX B
Pursuant to Section 8(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

(i)
They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Accounting Oversight Board (United States);

(ii)
In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)
The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv)
On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)
the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

(B)
any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

(C)
the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

(D)
as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and

B-1

upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(E)
for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by Goldman, Sachs & Co., or any increases in any items specified by Goldman, Sachs & Co., in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by Goldman, Sachs & Co., except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v)
In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by Goldman, Sachs & Co., which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

B-2